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                                                                   Exhibit 10.25

                               SERVICES AGREEMENT

     THIS SERVICES AGREEMENT, dated as of June 21, 2007 (this "Agreement"), by and between Epic Energy Solutions, LLC, a Delaware limited liability company (the "Company"), and NanoDynamics, Inc. a Delaware corporation ("Provider").

                                    RECITALS

     WHEREAS, the Company desires that Provider provide the Services (as defined below) and Facilities (as defined below) to the Company, and Provider desires to provide the Services and Facilities to the Company; and

     WHEREAS, the Company and Provider wish to set forth the terms and conditions of the Services and provide for a fair reimbursement of the costs to Provider of the Services and Facilities without any profit or markup to the Company.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Provider hereby agree as follows:

     1. Term. The initial term of this Agreement shall commence on the date hereof and end on June 30, 2008 ("Initial Term") and will be automatically renewed for successive six month periods ("Renewal Terms" and together with the Initial Term, the "Term") unless either party elects to terminate this Agreement effective as of the end of the Initial Term or any Renewal Term. Notice of termination shall be made no later than thirty (30) days prior to the end of the Initial Term or ninety (90) days prior to the end of any Renewal Term.

     2. Provision of Services and Facilities.

          (a) During the Term, Provider agrees to provide to the Company the services (the "Services"), including but not limited to those set forth on Exhibit A hereto, and the facilities and office equipment (the "Facilities"), including but not limited to those set forth on Exhibit B hereto, in a manner and on such basis as shall be specified in, or otherwise contemplated by, the Company's then-current annual business plan (including the annual budget) as adopted by a Super Majority Decision (as defined in the Company's Limited Liability Company Agreement) and in effect from time to time during the Term hereof (as same may be amended, the "Annual Plan"). Unless otherwise provided in the Annual Plan, the Services and the Facilities shall be provided by Provider on a continuous basis without requiring any specific request or further authorization from the Company. The Company shall furnish a copy of the Annual Plan to Provider not less than 30 days prior to the effective date thereof.

          (b) The Services and Facilities specified on Exhibits A and B hereto, respectively, are indicative only and are not intended to be an exhaustive listing of the nature and

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scope of the Services and Facilities to be provided by Provider hereunder, and the parties agree that Provider shall provide all such Services and Facilities as shall be reasonably required under (or consistent with) the Annual Plan (subject to Provider's express agreement to provide any Services and Facilities not specified on Exhibits A or B hereto, which agreement shall not be unreasonably withheld), or as the parties may otherwise mutually agree during the Term.

          (c) Nothing in this Agreement shall in any way limit the power or the obligation of the board of managers of the Company to uphold and discharge its fiduciary and other responsibilities under the Limited Liability Company Act of the State of Delaware.

          (d) The Services required hereunder shall be performed by Provider itself or through a third-party contractor selected by Provider, as Provider shall determine in its sole discretion.

     3. Fees; Payments.

The fees to be paid to the Provider by the Company in consideration of its provision of the Services and Facilities hereunder (the "Fees") shall be based upon, and derived from, the relevant cost estimates for such Services and Facilities as reflected in the annual budget contained within the applicable Annual Plan (the "Annual Budget"). The Fees will be based upon actual Provider's internal costs (including, without limitation, allocable overhead and administrative costs), and third-party costs incurred on the Company's behalf, without any markup or profit. The Fees shall be payable by the Company to the Provider on a quarterly basis, in advance, on the first business day of each fiscal quarter of the Company, in an amount equal to one-quarter of the estimated annual cost for such Services and Facilities quoted in, or derived from, the applicable Annual Budget. The first Fee payment hereunder shall be due and payable by the Company on the date hereof, and shall be pro rated for the actual number of days in the Company's current fiscal quarter.

     4. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person, including, without limitation, any employee, stockholder or creditor of the parties hereto, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     5. Assignment. This Agreement and the rights and obligations of a party hereunder may be assigned only upon the written consent of the other party to this Agreement. Any other attempted assignment shall be null and void.

     6. Amendments. Any amendment, modification or waiver of any provision of this Agreement shall only be effective if evidenced by a written instrument signed by an officer of the Provider and an officer of the Company.

     7. Confidentiality. Provider and the Company hereby agree to hold in trust and maintain confidential all information relating to the other party or any of their subsidiaries and affiliates that is disclosed by either party to the other in connection with or during the Term of this Agreement whether orally, visually, in writing or in any other tangible form and includes,


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but is not limited to, technical, economic and business data, know-how, drawings, business plans and computer information data bases. Without prejudice to the rights and remedies of any party to this Agreement, either Provider or the Company, as the case may be, shall be entitled to equitable relief by way of an injunction if the other party hereto breaches or threatens to breach any provision of this Section 7.

     8. Independent Contractor. Provider shall not be an agent, partner or employee of the Company as a result of any provision of this Agreement, but rather shall be deemed an independent contractor.

     9. Governing Law. The parties hereby agree that this Agreement shall be governed by and construed under and in accordance with the laws of the State of New York, without regard to conflict of laws.

     10. Waiver. Any delay or omission or failure to exercise any right or remedy provided for herein shall not constitute a waiver of any provision of this Agreement and shall not limit any party's right thereafter to enforce any provision or exercise any right.

     11. Headings. All Section headings in this Agreement are not to be considered a part of this Agreement and are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

     12. Notices. Any notice to be given or made hereunder by any party to the other shall be in writing and hand delivered, mailed or telecopied as follows:

          If to the Company, addressed to:

               Epic Energy Solutions, LLC
               901 Fuhrmann Boulevard
               Buffalo, New York 14203
               Attn.: Chief Executive Officer
               Telephone: (716) 853-4900
               Facsimile: (716) 853-8996

          If to Provider, addressed to:

               NanoDynamics, Inc.
               901 Fuhrmann Boulevard
               Buffalo, New York 14203
               Attn.: Richard L. Berger, President
               Telephone: (716) 853-4900
               Facsimile: (716) 853-8996

                            [Signature Page Follows]


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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                        NANODYNAMICS, INC.


                                        By: /s/ KEITH BLAKELY
                                            ------------------------------------
                                        Name: Keith Blakely
                                        Title: Chief Executive Officer


                                        EPIC ENERGY SOLUTIONS, LLC


                                        By: /s/ KEITH BLAKELY
                                            ------------------------------------
                                        Name: Keith Blakely
                                        Title: Chief Executive Officer

                      Signature Page to Services Agreement

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                                    EXHIBIT A

                                    SERVICES

     Administrative services including payroll, accounting, banking, human resources, information technology, facilities management, quality management, environmental health and safety management, insurance and risk management and contract administration.

                         Exhibit A to Services Agreement

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                                    EXHIBIT B

                                   FACILITIES

     (a) Office and laboratory space, as may be specified in the Annual Plan;
and

     (b) Information systems including workstations, computers, cellphones, laptops, telephone equipment, internet, telecommunication lines, printers, faxes and copiers.

                         Exhibit B to Services Agreement